UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 26, 2007
Date of Report (Date of earliest event reported)

Subjex Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-29711	41-1596056
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

3245 Hennepin Ave S Suite 1, Minneapolis MN	55408
(Address of principal executive offices)	(Zip Code)

(612) 827-2203
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regulation FD Disclosure

Item 7.01 Regulation FD Disclosure.

On November 26, 2007 Andrew D. Hyder, Chief Executive Officer of the Company, began the process of identifying underwriters and advisors to assist the Company in offering debt in the form of an insured “Collateral Trust Bond” with 100% of the proceeds slated for inclusion into a trust which will place the funds into a Rydex account. This account will “mirror” the trades resulting from the Company’s Forecast Market Software (“FMS”), the proprietary artificial intelligence software that forecasts the DJIA, the NASDAQ 100 and other major indices.  The trust is expected to be run by a third party trustee according to trust bylaws established as a result of cooperation between Subjex, a bond insurance company, and the underwriter. The plan is to enhance the appeal to fixed income investors by offering an interest rate slightly higher than average for its credit class. This initiative is designed to raise up to $10 million and will enable the Company to earn the difference between FMS market gains and the bond interest and expenses.

As a part of the identification process Hyder is expected to inform potential underwriters and advisors of certain significant and specific modifications recently made to the FMS.  These modifications produced gains of 6% for the week ending November 23, 2007.

Hyder also noted that the Company has formed an advisory board to assist it in this process and is actively looking to recruit and secure board members with the appropriate experience and expertise to represent the interests of the Company’s shareholders going forward.

The information in this Item 7.01 is furnished pursuant to Item 7.01, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Subjex Corporation (“Company”) acknowledges and confirms that:
•	The “Company” is responsible for the adequacy and accuracy of the disclosure in this 8-K filing;
•	Staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and
•	the company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States

This filing completes Subjex Corporations obligations as it relates to the filing requirements of an 8-K filing as defined by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Subjex Corporation
(Registrant)

By /s/ Andrew Hyder

(Signature)

Andrew Hyder, CEO (acting CFO)
November 26, 2007